EXHIBIT 10(K)




                 AMENDMENT THREE AND WAIVER
                dated as of September 1, 1994
                             to
                      CREDIT AGREEMENT
                dated as of September 4, 1992

                            among

                  Curtice-Burns Foods, Inc.

                             and

               The Chase Manhattan Bank, N.A.
                 The Northern Trust Company
           Manufacturers and Traders Trust Company
          First Interstate Bank of Washington, N.A.
                  Daiwa Bank Trust Company
              National Westminster Bank U.S.A.

                             and

          The Chase Manhattan Bank, N.A., as Agent

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                     TABLE OF CONTENTS

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                                                         Page
Section 1.   Defined Terms                                 1

Section 2.   Amendment                                     1

Section 3.   Waiver                                        2

Section 4.   Conditions of Effectiveness                   2

Section 5.   Reference to and Effect on Loan Documents     3

Section 6.   Cost and Expense                              3

Section 7.   Governing Law                                 4

Section 8.   Headings                                      4

Section 9.   Execution in Counterparts                     4

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               AMENDMENT THREE AND WAIVER TO
                      CREDIT AGREEMENT



     This Amendment Three and Waiver is dated as of September 1, 1994 and is made by and among CURTICE-BURNS FOODS, INC., a New York corporation with its principal office located at 90 Linden Place, Rochester, New York 14625 (the 'Borrower'), the following banks which are signatories hereto: The Chase Manhattan Bank, N.A. (as successor by merger to Chase Lincoln First Bank, N.A.), The Northern Trust Company, Manufacturers and Traders Trust Company, First Interstate Bank of Washington, N.A., Daiwa Bank Trust Company, National Westminster Bank U.S.A. (collectively, the 'Banks'), and The Chase Manhattan Bank, N.A. in its capacity as agent for the Banks hereunder (the 'Agent').

                  Statement of the Premises

     The Borrower, the Banks and the Agent previously entered into a Credit Agreement dated as of September 4, 1992 (the 'Credit Agreement'). The Borrower, the Banks and the Agent have also previously entered into an Amendment One and Waiver to Credit Agreement dated as of September 1, 1992 and an Amendment
Two to Credit Agreement dated as of December 31, 1993 (collectively, the 'Amendments'). The Borrower has requested that the Banks waive noncompliance by the Borrower with a certain covenant in the Credit Agreement and amend certain definitions used in other covenants in the Credit Agreement.

                 Statement of Consideration

     Accordingly, in consideration of the premises and under the authority of
Section 5-1103 of the New York General Obligations Law, the Borrower, the Banks and the Agent agree as follows.

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                          Agreement

     1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended by the Amendments and this Amendment Three and Waiver.

     2. Amendment. Effective as of September 1, 1994 upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:

          2.1 Section 1.1 of the Credit Agreement is amended by changing the definitions of 'Consolidated Tangible Net Worth' and 'Net Income' to read, in their entirety, respectively, as follows:

          'Consolidated Tangible Net Worth' means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (other than leasehold improvements) of such Person and its Subsidiaries, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises, and research and development expenses (and including any deduction therefrom for treasury stock), except that the Curtice-Burns Restructuring Charge
     (FY 1995) shall be disregarded and shall not be deemed to reduce the value of its Consolidated Tangible Net Worth.

          'Net Income' means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and

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     retained earnings (or similar statement) (after deduction for payment of all taxes) except that the Curtice-Burns Restructuring Charge (FY
     1995) shall be disregarded and shall not be deemed to reduce the amount of Net Income.

     2.2 Section 1.1 of the Credit Agreement is amended by adding the following definitions thereto, as follows:

          'Curtice-Burns Restructuring Charge (FY 1995)' means a reduction in the carrying amount of long-lived assets (including goodwill), provisions for termination and/or relocation of operations and employees, and other costs in an aggregate amount of $8,500,000 (after split with Pro-Fac and before income taxes), and a corresponding reduction in the retained earnings of the Borrower in an aggregate amount of $2,550,000 (the after tax impact of the Curtice-Burns Restructuring Charge (FY 1995)), which is reflected in the Borrower's financial statements for the fiscal quarter ending on September 24, 1994.

   3. Waiver. The Banks hereby waive compliance with Section 9.21 of the Credit Agreement. The Banks agree not to assert the Borrower's failure to comply with Section 9.21 as a Default or an Event of Default under the Credit Agreement.

   4. Conditions of Effectiveness. This Amendment Three and Waiver shall become effective when and only when the Banks shall have received counterparts of this Amendment Three and Waiver executed by the Borrower and the Banks, and the Banks shall have additionally received all the following documents, each document being in form and substance satisfactory to the Banks and their counsel.

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        4.1  Confirmation to Guaranty.  A confirmation of the Pro-Fac Guaranty executed by Pro-Fac (the 'Confirmation of Guaranty').

        4.4 Resolutions. Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment Three and Waiver and certified copies of the resolutions of the Board of Directors of Pro-Fac approving its confirmation of the Pro-Fac Guaranty Agreement.

        4.7 Opinion of Counsel. An opinion of Borrower's legal counsel that this Amendment Three and Waiver and the Confirmation of Guaranty does not violate any agreement to which the Borrower or Pro-Fac is a party or require the waiver of any other person.

   5.   Reference to and Effect on Loan Documents.

        5.1 Upon the effectiveness hereof, each reference in the Agreement to 'this Agreement', 'hereunder', 'hereof', 'herein', or words of like import, and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

        5.2 Except as specifically amended or waived above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        5.3 Except to the extent expressly provided in Section 3 above, the execution, delivery and effectiveness of this Amendment Three and Waiver shall not operate as a waiver of any right, power or remedy of the Banks or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, including without limitation any provision of any Loan Document in respect of which the Borrower is currently not in compliance (the 'Noncompliance'), including

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any Noncompliance which has been disclosed to the Banks or of which the Banks are deemed to be charged with notice.

   6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Banks in connection with the preparation, execution and delivery of this Amendment Three and Waiver and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for the Banks.

   7. Governing Law. This Amendment Three and Waiver shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

   8. Headings. Section headings in this Amendment Three and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment Three and Waiver for any other purpose.

   9. Execution in Counterparts. This Amendment Three and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Three and Waiver to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

                              CURTICE-BURNS FOODS, INC.

                              By:----------------------

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                                      William D. Rice
                              Title:  Senior Vice President and
                                      Chief Financial Officer


                              THE CHASE MANHATTAN BANK, N.A.

                              By:---------------------------
                                      Benedict A. Smith
                              Its:    Vice President

                              NATIONAL WESTMINSTER BANK U.S.A.

                              By:---------------------------
                                      Charles F. Houghton, Jr.
                              Its:    Vice President


                              THE NORTHERN TRUST COMPANY

                              By:---------------------------
                                      Michael L. Bryan
                              Its:    Vice President


                              FIRST INTERSTATE BANK OF
                              WASHINGTON, N.A.

                              By:---------------------------
                                      Susan J. Hendrixson
                              Its:    Vice President


                              DAIWA BANK TRUST COMPANY
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                              By:---------------------------
                                      Masafumi Asai
                              Its:    Second Vice President


                              MANUFACTURERS AND TRADERS
                              TRUST COMPANY

                              By:---------------------------
                                      Thomas K. Arcuri
                              Its:    Assistant Vice President


                              THE CHASE MANHATTAN BANK, N.A.,
                                AS AGENT

                              By:---------------------------
                                      Benedict A. Smith
                              Its:    Vice President
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